Exhibit 99.1

PRELIMINARY-SUBJECT TO COMPLETION—NOVEMBER 8, 2016

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717
VOTE BY INTERNET – www.proxyvote.com
Use the Internet- to transmit your voting instructions and for electronic delivery of information up to 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E11733-P80417 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAGELLAN PETROLEUM CORPORATION
The Board of Directors recommends you vote FOR the following:

1. Approval of the issuance of common stock of Magellan Petroleum Corporation (“Magellan”) contemplated by the Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan, Tellurian Investments Inc., a Delaware corporation, and River Merger Sub, Inc., a Delaware corporation.

2. To Approval of the Magellan Petroleum Corporation 2016 Omnibus Incentive Compensation Plan (the “Magellan 2016 Plan”), including the material terms of the performance goals set forth in the Magellan 2016 Plan for purposes of Section 162(m) of the Internal Revenue Code.

3. Approval, on a non-binding advisory basis, of the compensation that may become payable to Magellan’s named executive officers in connection with the merger.

4. Approval of the adjournment of the Magellan special meeting to a later date or dates.

5. Ratification of the appointment of EKS&H LLLP as the independent registered public accounting firm of Magellan for the fiscal year ending June 30, 2017.

NOTE:  If no choice is indicated, this proxy shall be determined to grant authority to vote FOR Proposals 1, 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If you are signing on behalf of a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
			FOR ☐ ☐ ☐ ☐ ☐	AGAINST ☐ ☐ ☐ ☐ ☐	ABSTAIN ☐ ☐ ☐ ☐ ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Exhibit 99.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com

E11733-P80417
MAGELLAN PETROLEUM CORPORATION
Special Meeting of Stockholders
[•], 2016, at [•] Local Time
This proxy is solicited by the Board of Directors
KNOW ALL BY THESE PRESENTS, that the undersigned holder of common stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (“Magellan”), does hereby constitute and appoint Antoine J. Lafargue and Reynold Bundgard, or any one of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Special Meeting of Stockholders of Magellan to be held on [•], 2016, at [•] local time in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203, and at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:
UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE ON PROPOSALS 1, 2, 3, 4, and 5 AS LISTED ON THE REVERSE SIDE AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If you are signing on behalf of a corporation, please sign in the full corporate name as a duly authorized officer, giving full title as such. If you are signing on behalf of a partnership, please sign in partnership name by an authorized person.
RETURN OF PROXIES
WE URGE EACH MAGELLAN STOCKHOLDER WHO IS UNABLE TO ATTEND THE MAGELLAN SPECIAL MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.
Continued and to be signed on reverse side